UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 11, 2007

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 15, 2007, the Board of Directors of Internap Network Services Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend is payable on March 23, 2007 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock of the Company, par value $0.001 per share (the “Preferred Shares”), at a price of $100.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”) dated April 11, 2007.

Distribution Date; Exercisability

Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) tenth day following the public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) the tenth business day (or such later day as the Board of Directors of the Company may determine before any person or group becomes an Acquiring Person) after a person or group begins a tender offer or exchange offer, which, if completed, would result in that person or group becoming an Acquiring Person (the earlier of such dates being the “Distribution Date”).

    Notwithstanding any of the foregoing, following a Distribution Date, any Right held by an Acquiring Person becomes void and may not be exercised.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date. The Rights will expire on April 11, 2017 (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Flip-In

If a person or group becomes an Acquiring Person, each holder of a Right, except the Acquiring Person, will thereafter have the right to purchase Common Shares having a value equal to two times the exercise price of the Right.

Flip-Over

In the event that the Company is acquired in a merger or similar transaction after a person or group has become an Acquiring Person, all holders of Rights except the Acquiring Person may purchase shares of the acquiring corporation with a market value equal to twice the exercise price of a Right.

Exchange

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Redemption

At any time before any person or group becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights at a price of $0.001 per Right (the “Redemption Price”). If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The Redemption Price will be adjusted if there is a stock split or stock dividends of the Company’s Common Shares.

Anti-Dilution Provisions

The Board of Directors may adjust the Purchase Price, the number of outstanding Rights and the number of Preferred Shares issuable upon exercise of each Right to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares of Common Shares.

Preferred Stock

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding Common Shares. The Rights however, should not interfere with any merger or business combination approved by the Board of the Company.

Expiration

The Rights expire ten years after the Record Date, unless the Board earlier redeems or exchanges the Rights or advances or extends the date of expiration.

Further Information

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 3.03    Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 is incorporated by reference.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on April 12, 2007, the Company filed a Certificate of Designation of Rights, Preferences and Privileges of Series B Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series B Preferred Stock. A copy of the Certificate of Designations of Series B Preferred Stock is attached as Exhibit 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.4	Certificate of Designation of Rights, Preferences and Privileges of Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware on April 12, 2007.
4.1	Rights Agreement, dated as of April 11, 2007, between Internap Network Services Corporation and American Stock Transfer & Trust Company, as Rights Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: April 13, 2007

By: /s/ David A. Buckel
David A. Buckel, Chief Financial Officer

EXHIBIT INDEX

3.4	Certificate of Designation of Rights, Preferences and Privileges of Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware on April 12, 2007.
4.1	Rights Agreement, dated as of April 11, 2007, between Internap Network Services Corporation and American Stock Transfer & Trust Company, as Rights Agreement.